Exhibit 99.1
P.O. Box 25099 ~ Richmond, VA 23260 ~ Phone: (804) 359-9311 ~ Fax: (804) 254-3584
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P R E S S R E L E A S E

CONTACT:	Candace C. Formacek	RELEASE:	4:15 p.m. ET
Phone: (804) 359-9311
Fax: (804) 254-3584
Email: investor@universalleaf.com

Universal Corporation CFO Returns from Temporary Medical Leave of Absence
Richmond, VA March 14, 2017 / PRNEWSWIRE

Universal Corporation (NYSE:UVV), (the “Company”), announced today that Senior Vice President and Chief Financial Officer David C. Moore recently returned from a temporary medical leave of absence. Effective immediately, Mr. Moore will resume his management duties and responsibilities as the Company’s principal financial officer.

Headquartered in Richmond, Virginia, Universal Corporation is the leading global leaf tobacco supplier and conducts business in more than 30 countries. Its revenues for the fiscal year ended March 31, 2016, were $2.1 billion. For more information on Universal Corporation, visit its website at www.universalcorp.com.

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